FOR IMMEDIATE RELEASE

Contact:
Keira Ullrich
Smithfield Foods, Inc.
(212) 758-2100
keiraullrich@smithfieldfoods.com

Smithfield Foods Announces $500 Million Senior Secured Notes Offering and Begins Arrangement of a New $1 Billion Credit Facility

SMITHFIELD, Virginia (June 25, 2009)—Smithfield Foods, Inc. (NYSE: SFD) announced today that it is initiating an offering, subject to market and other conditions, of $500 million of senior secured notes due 2014. The company intends to use the proceeds from the notes offering to repay certain indebtedness and for other general corporate purposes.

The notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933. The notes will be guaranteed by substantially all of the U.S. subsidiaries of the company. The notes and guarantees will be secured by first-priority liens, subject to permitted liens and exceptions for excluded assets, in substantially all of the company’s and its subsidiary guarantors’ fixed assets, including certain real property, fixtures and equipment and tangible personal property, and by second-priority liens, subject to permitted liens, in substantially all of the company’s and its subsidiary guarantors’ cash and cash equivalents, certain material intellectual property, the common equity of the subsidiary guarantors, inventory, accounts receivable and other personal property relating to such inventory and accounts receivable.

The Company also has begun arranging a new $1 billion asset-based credit facility. The new credit facility will replace the company’s existing U.S. revolving credit facility and will include an option, subject to certain conditions, to increase available commitments to $1.3 billion in the future. Similar to the notes, the new credit facility will be guaranteed by substantially all of the U.S. subsidiaries of the company. The new credit facility will be secured by first-priority liens, subject to permitted liens and exceptions for excluded assets, in substantially all of the company’s and its subsidiary guarantors’ cash and cash equivalents, certain material intellectual property, the common equity of substantially all of the U.S. subsidiaries, inventory, accounts receivable and other personal property relating to such inventory and accounts receivable and certain other assets, and by second-priority liens, subject to permitted liens, in the assets in which the notes being offered will have a first priority lien.

The Company also is negotiating a new $200 million term loan expected to mature in August 2013 to replace its existing $200 million term loan that matures in August 2011. The new term loan would be guaranteed and secured on the same basis as the new senior secured notes.

The sale of the notes and closing of the new credit facility and new term loan are expected to be consummated in early July 2009, subject to market and other customary conditions.

The notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

Smithfield Foods is the world’s largest pork processor and hog producer, with revenues exceeding $12 billion in fiscal 2009. For more information, visit www.smithfieldfoods.com.

This news release contains "forward-looking" statements within the meaning of the federal securities laws. The forward-looking statements includes statements concerning the Company's outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The Company's forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the ability to consummate the transactions described in this press release, availability and prices of live hogs and cattle, raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, the inability to refinance or otherwise amend our existing indebtedness on terms favorable to us or at all, hedging risk, operating efficiencies, changes in interest rate and foreign currency exchange rates, access to capital, the investment performance of the Company's pension plan assets and the availability of legislative funding relief, the cost of compliance with environmental and health standards, adverse results from on-going litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, the Company's ability to effectively restructure portions of its operations and achieve cost savings from such restructurings and other risks and uncertainties described in the Company's Annual Report on Form 10-K for fiscal 2009. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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